EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms S-8 (File Nos. 33-27867 and 33-56671) of Diversified Corporate Resources, Inc. and Subsidiaries of our reports dated March 27, 2003 relating to the 2002 consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Diversified Corporate Resources, Inc.

Weaver & Tidwell, L.L.P.
Dallas, Texas
June 27, 2005